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                           BK Associates, Inc. [LOGO]
                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 - Fax (516) 365-6287



                                       January 29, 1998




CONTINENTAL AIRLINES
2929 Allen Parkway
Houston, TX 77019


Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the Base Value as of their respective delivery dates on each of four B737-524, six B737-724, seven B737-824, five B757,224 and two B777-224IGW aircraft (Aircraft), which will be delivered to Continental Airlines between February 1998 and December 1998. The Aircraft are further identified in the conclusions of this letter by maximum takeoff weight, engine model, serial number and registration.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.


CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.


BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.



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                                                             BK Associates, Inc.

Continental Airlines, Inc.
January 29, 1998
Page 2



VALUE METHODOLOGY

Fair market valuations are determined based upon one of three methods: comparable recent sales, replacement cost or rate of return to investor. In this appraisal, BK used the comparable sales method, which is the most common method, in determining the base values of the Aircraft. This method uses industry data to ascertain the prices realized in recent sales of comparable models. The fair market value of the base Aircraft is based on BK's familiarity with the aircraft type, its earnings potential in commercial service, its knowledge of its capabilities and the uses to which it will be put worldwide, its knowledge of the marketing of used aircraft, and the factors effecting the fair market value of such aircraft, and on its knowledge of the asking, offered and transaction prices for similar competitive, and alternative equipment, as well as transactions and negotiations involving basically identical aircraft. These realizations, however, which reflect the market supply and demand at the time of sale, are subject to minor adjustments for other conditions existing at the time of the appraisal. In this respect, we consider the market for B757, B777 and B737 aircraft to be in reasonable balance at this time, and thus, the FMV is equal to the base value. In addition, values were adjusted for engine type and maximum gross takeoff weights (MGTOW).


LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and from BK's own database. In determining the base value of an aircraft, the following assumptions apply to the aircraft:

          1. Unless it is new, the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

          2. The aircraft is in compliance under Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

          3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.




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                                                      BK Associates, Inc. [LOGO]



Continental Airlines, Inc.
January 29, 1998
Page 3


 4. The aircraft is in current flight operations.

 5. The aircraft is sold for cash without seller financing.

 6. The Aircraft is in average or better condition.

 7. There is no accident damage.


CONCLUSIONS

Based on the above methodology, considerations and assumptions, and since they are all new and not yet in service, it is our opinion that the current base value of each aircraft as of its delivery date are as follows:

                                                                     Base Val.
            Date                                  Reg.      Serial   on Del.
Type        of Del.   Engine       MTOW (lbs).    No.       Number   ($ Mils)
--------    -------   ---------    -----------    ------    ------    --------

B737-524    09/98     CFM56-3B1    133,500        N14664    28925     28.50
B737-524    09/98     CFM56-3B1    133,500        N13665    28926     28.50
B737-524    10/98     CFM56-3B1    133,500        N14667    28927     23.60
B737-524    10/98     CFM56-3B1    133,500        N14668    28928     28.60

B737-724    08/98     CFM56-7B24   153,000        N54711    28782     37.80
B737-724    08/98     CFM56-7B24   153,000        N15712    28783     37.80
B737-724    08/98     CFM56-7B24   153,000        N16713    28784     37.80
B737-724    09/98     CFM56-7B24   153,000        N33714    28785     37.90
B737-724    10/98     CFM56-7B24   153,000        N24715    28786     38.00
B737-724    11/98     CFM56-7B24   153,000        N13716    28787     38.00

B737-824    10/98     CFM56-7B26   172,500        N18220    28929     43.50
B737-824    11/98     CFM56-7B26   172,500        N12221    28930     43.50
B737-824    12/98     CFM56-7B26   172,500        N34222    28931     43.50
B737-824    12/98     CFM56-7B26   172,500        N18223    28932     43.50
B737-824    12/98     CFM56-7B26   172,500        N24224    28933     43.50
B737-824    12/98     CFM56-7B26   172,500        N12225    28934     43.50
B737-824    12/98     CFM56-7B26   172,500        N26226    28935     43.50


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                                                      BK Associates, Inc. [LOGO]



Continental Airlines, Inc.
January 29, 1998
Page 4


                                                                         Base Val.
            Date                                      Reg.      Serial   on Del.
Type        of Del.    Engine          MTOW (lbs).    No.       Number   ($ Mils)
--------    -------    ---------       -----------    ------    ------    --------

B757-224    02/98      RB211-535E4B    250,000        N48127    28968      54.35
B757-224    03/98      RB211-535E4B    250,000        N17128    27567      54.45
B757-224    03/98      RB211-535E4B    250,000        N29129    28969      54.45
B757-224    04/98      RB211-535E4B    250,000        N19130    28970      54.45
B757-224    06/98      RB211-535E4B    250,000        N33132    28972      54.65

B777-224IGW 11/98      GE90            648,000        N78004    27580     127.00
B777-224IGW 12/98      GE90            648,000        N78005    27581     127.00

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                        Sincerely yours,

                                        BK ASSOCIATES, INC.

                                        /s/ John F. Keitz
                                        John F. Keitz
                                        President
                                        ISTAT Senior Certified Appraiser

JFK/kf